Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Home Properties, Inc. of our report dated June 27, 2007, relating to our audit of the financial statements and schedule, which appear in the Annual Report on Form 11-K of the Home Properties Retirement Savings Plan for the year ended December 31, 2006.

Respectfully Submitted,

/s/ Insero & Company CPAs, P.C.
Insero & Company CPAs, P.C.
Certified Public Accountants

Rochester, New York
December 7, 2007